Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Jan 31, 2002
Payment Date	Feb 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.820000%
Accrual end date, accrual beginning date and days in Interest Period	Feb 15, 2002	Jan 15, 2002	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	122,613,094	23,589,104	30,665,836	22,409,649	16,512,373	20,100,988
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.945000%	2.070000%	2.170000%	2.470000%	2.820000%
Interest/Yield Payable on the Principal Balance	205,360	42,048	57,303	47,664	40,098
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	205,360	42,048	57,303	47,664	40,098
Interest/Yield Paid	205,360	42,048	57,303	47,664	40,098

Summary

Beginning Security Balance	122,613,094	23,589,104	30,665,836	22,409,649	16,512,373	20,100,988
Beginning Adjusted Balance	122,613,094	23,589,104	30,665,836	22,409,649	16,512,373
Principal Paid	2,697,488	518,960	674,648	493,012	363,272	491,366
Ending Security Balance	119,915,606	23,070,144	29,991,187	21,916,637	16,149,101	19,658,767
Ending Adjusted Balance	119,915,606	23,070,144	29,991,187	21,916,637	16,149,101
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	119,964,750	23,070,144	29,991,187	21,916,637	16,149,101
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					2,330,315
Ending OC Amount as Holdback Amount						11,349,135
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2814692	$0.8759913	$0.9183096	$1.0452649	$1.1933795
Principal Paid per $1000	$3.6972150	$10.8116727	$10.8116729	$10.8116730	$10.8116729